UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2018

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2018, Landmark Infrastructure Partners LP (the “Partnership”) entered or caused to be entered into agreements with LD Acquisition Company 13 LLC (“LD 13”), a wholly owned subsidiary of Landmark Dividend Growth Fund – H LLC (“Fund H”), and Fund H, an affiliate of Landmark Dividend LLC (“Landmark”), in which the Partnership will acquire 127 tenant sites and related real property interests that consist of wireless communication, outdoor advertising and renewable energy sites, from Fund H, in exchange for (i) up to 1.5 million common units representing limited partner interests in the Partnership (“Common Units”) valued at approximately $28 million; and (ii) cash consideration of approximately $32.2 million, which will be primarily used to repay Fund H’s indebtedness, for total consideration of $60.2 million (the “Transaction”). The Transaction is anticipated to close on or about January 18, 2018. The cash consideration for the Transaction will be funded with $16 million from the Partnership’s Series 2017-1 note securitization site acquisition account and the remainder from borrowings under the Partnership’s revolving credit facility and available cash. The portfolio of tenant sites to be acquired in the Transaction have an average remaining real property interest term of approximately 78 years and lease term of approximately 22 years (including remaining renewal options).

The terms of the Transaction are set forth in the Contribution Agreement by and among LD 13, Fund H, Landmark and the Partnership and the Asset Purchase Agreement by and among LD 13, Fund H, Landmark and Landmark Infrastructure Operating Company LLC (“OpCo”), dated January 11, 2018 (the “Agreements”). The Agreements were unanimously approved by the board of directors (the “Board”) of Landmark Infrastructure Partners GP LLC, the general partner of the Partnership (the “General Partner”), and the conflicts committee of the Board (the “Conflicts Committee”), which is composed entirely of independent directors. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction.

The Agreements generally contain customary representations, warranties and covenants of the Partnership, OpCo, Landmark, Fund H and LD 13. Fund H, LD 13 and Landmark, jointly and severally, on the one hand, and the Partnership or OpCo, as the case may be, on the other, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Agreements, subject to certain limitations and survival periods. The indemnity obligations of Fund H, LD 13 and Landmark generally terminate one year from closing of the Transaction; provided, however that certain of these indemnity obligations do not terminate until 60 days after the applicable statute of limitations.

Fund H, LD 13, OpCo and the Partnership are affiliates of Landmark. As a result, certain individuals, including officers of Landmark and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. Landmark, after giving effect to the issuance of Common Units as part of the Transaction, will own an approximate 14% limited partner interest in the Partnership. Landmark also owns a 100% interest in the General Partner, which owns the non-economic general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.

The foregoing description of the Agreements and the Transaction are subject to and qualified in their entirety by reference to the full text of the Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 in their entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On January 11, 2018, the Partnership entered into the Contribution Agreement, which provides for the issuance of up to 1.5 million Common Units to Fund H as partial consideration for the Transaction described above.  The Common Units had an aggregate value at the time of the Contribution Agreement of approximately $28 million, based on the volume weighted daily average price of the Partnership’s common units for the five day trading period ending two trading days prior to the Contribution Agreement.  The Common Units will be issued on the closing of the Transaction, anticipated to be on or about January 18, 2018. The Common Units will be issued in private transactions exempt from registration under Section 4(a)(2) of the Securities Act.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 11, 2018, the Partnership issued a press release announcing its entry into the Agreements. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Contribution Agreement, dated as of January 11, 2018, by and among LD Acquisition Company 13, LLC, Landmark Dividend Growth Fund – H LLC, Landmark Dividend LLC and Landmark Infrastructure Partners LP.
10.2

Asset Purchase Agreement, dated as of January 11, 2018, by and among LD Acquisition Company 13, LLC, Landmark Dividend Growth Fund – H LLC, Landmark Dividend LLC and Landmark Infrastructure Operating Company LLC.

99.1	Press release issued by Landmark Infrastructure Partners LP on January 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: January 17, 2018	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer